UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2006

CCI Group, Inc.

(Exact name of Registrant as specified in charter)

Utah                           333-40954                    90-023951

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)                     File Number)             Identification No.)

8 Sayers Path, Wainscott, New York                 11975

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: (646) 827-9733

.

 (Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2006, we entered into an Agreement and Plan of Share Exchange (SEA) with All American Plazas, Inc. (“All American”), an unaffiliated third party. The SEA was approved by a majority of our shareholders. Approximately 82% of our outstanding total voting stock, consisting of our outstanding common stock and Series A and Series B Preferred Stock, voted in favor of the SEA. On August 10, 2006, we completed the SEA transaction.

Under the completed SEA,

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After giving effect to the stock price adjustment provisions in the SEA, a total of 618,557 shares of All American Preferred Stock were allocated to effect the share exchange (Allocated All American Stock). The Allocated All American Stock, however, was reduced by the following amounts as provided ; 152,731 shares allocable for payment or settlement of our outstanding liabilities under the SEA, 46,364 shares allocable as settlement of outstanding notes payable to two hedge funds (discussed below), and 20,000 shares allocable to losses under the Management Agreement with All American Realty and Construction Corp, an affiliated entity of All American. These reductions were offset by a credit of 3,500 shares allocable as proceeds from warrant exercises. These adjustments resulted in the number of shares of Allocated All American Stock being reduced by  215,595 shares. Thus, the number of Allocated All American Stock was 402,962 shares.

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In addition to the reductions above, 152,584 shares of the Allocated All American Stock are being held in escrow. Under the terms of the SEA, 50,000 shares of the Allocated  All American Stock were to be held in escrow pending the resolution of certain lawsuits against the Company (the Litigation Stock). The number of the Litigation Stock in escrow was reduced by 5,000 when one of those lawsuits was settled. However, the Litigation Stock in escrow was increased by 14,500 shares that may be required to cover the settlement of certain potential employee claims at our Barbuda resort which claims may amount  to $85,000. The remaining Allocated All American Stock held in escrow consist of 93,084 shares  attributable to the Company’s 12% Subordinated Notes that have not been converted to our common stock as of August  10, 2006 which have an aggregate value of $541,740. On or about November 1, 2006, we will establish the amount, if any, of the  potential employee claims at the Barbuda resort. If any amount (of the total amount indicated above) is not required to be paid by us, a proportionate amount of escrowed Allocated All American Stock shall be removed from the Litigation Stock and be added to the Allocated All American Stock distributable to our shareholders (Distributable All American Stock). With respect to the Company’s unconverted 12% Subordinated Notes, as such notes are converted to Company Common Stock, a proportionate amount of the Allocated All American  Stock shall be removed from escrow and added to the Distributable All American Stock.. The remaining Litigation Stock of 45,000 shares will be held in escrow pursuant to the terms of the SEA.

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After giving effect to the above share  adjustments and shares held in escrow, the number of shares of Distributable All American Stock is  250,378 shares. However, if as anticipated, substantially all if not all of our 12% subordinated notes  are converted to our common stock the number of  shares of Distributable All American Stock will be increased by approximately 343,000 shares.  The Distributable All American Stock may also be increased  if any of the shares of Litigation Stock are released from escrow as described above.

After giving effect to the conversions of our outstanding common stock equivalents discussed below, as of August 10, 2006, we had 24,014,407 shares of common stock issued and outstanding, of which All American has received 16,810,085 shares of our common stock, and is entitled to receive 70% of common stock resulting from the conversion or exercise of our outstanding common stock equivalents after August 10, 2006. As of August 10, 2006, the subsequent conversion or exercise of our outstanding common stock equivalents will result in the issuance of approximately 7,500,000 additional shares of our common stock.

We were required to meet certain conditions under the SEA including the conversion of all  our outstanding common stock equivalents and restructuring outstanding notes in favor of two hedge funds. In this regard, as of the date of this Report;

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We restructured two outstanding promissory notes held by two, unaffiliated hedge funds. A total of $499,546.67 in principal and $50,260.50 in accrued interest was due to First Excelsior Income Notes, LLC under an existing demand note. The demand note was replaced with a new promissory note in the principal amount of $549,807.17. In addition, a total of $554,843 in principal and $88,774.88 in accrued interest was due First Independent Income Notes, LLC under an existing demand note. The demand note was replaced with a new promissory note in the principal amount of $643,617.88. With certain exceptions, if we raise additional capital we may have to pay down the principal amount of both notes by as much as 50% of the outstanding balance.

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All of our outstanding Series A Preferred Stock consisting of 17,800 shares were converted to 890,000 shares of our common stock.

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As of August 10, 2006, a total of  235,310 shares of our outstanding Series B Preferred Stock, representing approximately 94% of the then outstanding amount, were converted to 11,765,500 shares of our common stock.

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As of August 10, 2006,$435,000 in principal amount of outstanding 12% subordinated notes, representing approximately 45% of the then outstanding amount,  were converted to 870,000 shares of our common stock.

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As of August 10, 2006, 500,000 stock purchase warrants, representing approximately 10% of the then outstanding amount, were exercised by such holders.

We expect that all or substantially all of our Series B Preferred Stock, 12% subordinated notes and stock warrants which are outstanding as of the date of this Report will be converted or exercised within the immediate future. Except for the 93,084 shares of All American Prefered Stock allocable to the unconverted 12% subordinated notes and held in escrow as discussed above, All American has agreed to waive any condition regarding the conversion all of outstanding common stock equivalents.

Mr. Mark Casolo, our former officer and director, and Mr. Fred Jackson, our President and Chief Executive Officer agreed to surrender 6,000 and 4,000 shares of All American Preferred Stock, respectively, that they would otherwise be entitled to receive under the SEA.

In exchange for the Allocated All American Stock, All American has received seventy percent (70%) of our outstanding common stock which shares were held by our shareholders immediately prior to the Closing of the transaction. Our other shareholders will maintain thirty percent (30%) of our common stock.

Each share of the All American Preferred Stock to be received by our shareholders is automatically convertible into one share of common stock of Able Energy, Inc. (Able) owned by All American. All American is the largest shareholder of Able and currently owns approximately 32% of Able’s outstanding stock. Able is a reporting entity under federal securities laws. Able’s common stock is traded on the NASDAQ Capital Market under the symbol “Able.” All American will use its best efforts  to cause Able to file within 30 days following the Closing a registration statement with the Securities and Exchange Commission covering the Able common stock  received by our shareholders.

Except as provided herein, all other terms and conditions of the SEA have been waived by the parties.

The above description is a summary of the Agreement and Plan of Share Exchange and the Management Agreement  which we entered into on June 7, 2006 with All American Plazas, Inc., an unaffiliated third party (All American), and is qualified in its entirety by the Agreement and Plan of Share Exchange which are attached as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on June 13, 2006.  Unless the context indicates otherwise, capitalized terms herein shall have the meanings set forth in the Agreement and Plan of Share Exchange.

Item 5.01 Changes in Control of Registrant.

In exchange for the Allocated All American Stock, All American has received seventy percent (70%) of our outstanding common stock which shares were held by our shareholders immediately prior to the Closing of the transaction. Our other shareholders will maintain thirty percent (30%) of our common stock. All American’s address is 22310 Camp Swatara Road, Myerstown, Pennsylvania 17067,

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At Closing of the SEA and as a condition thereof, Mark Casolo resigned as our officer and director. Mr. Casolo did not furnish us with any written correspondence concerning the circumstances surrounding his resignation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         CCI Group, Inc.

Date: August 16, 2006

                                                    /s/ Fred W. Jackson, Jr.

                                                    Fred W. Jackson, Jr.

                                                    President

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